                                                                     Exhibit 4-M

                                 AMENDMENT NO. 3
                                       TO
                         NATIONAL STEEL CREDIT AGREEMENT


     AMENDMENT No. 3 (this "Amendment"), dated as of December 8, 2000, by and among National Steel Corporation (the "Borrower"), the financial institutions parties hereto (the "Consenting Lenders"), Citicorp USA, Inc., as agent for the Lenders and Issuers under the Credit Agreement defined below (the "Administrative Agent"), and The Fuji Bank, Limited as syndication agent for the Lenders and Issuers under the Credit Agreement (defined below) (the "Syndication Agent"), to that certain Credit Agreement dated as of November 19, 1999 by and among the Borrower, the Administrative Agent, the Syndication Agent and the financial institutions and other entities from time to time party thereto as a Lender or Issuer (such Credit Agreement, as heretofore amended, the "Credit Agreement"; capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement).

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Consenting Lenders, the Administrative Agent and the Syndication Agent are parties to the Credit Agreement and, as of the date hereof, the Consenting Lenders collectively hold Commitments aggregating more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding amounts of the Commitments; and

     WHEREAS, the parties hereto wish to amend the terms of the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. Amendments.

          (a) Amendments to Article 1 (Definitions, Interpretations and Accounting Terms). Article 1 of the Credit Agreement is hereby amended as follows:

          (1) the definition of "Cash Dominion Event" in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "Cash Dominion Event" means (a) the occurrence of an Event of Default, (b) the failure of the Combined Availability to exceed thirty million Dollars ($30,000,000) or (c) the occurrence of a Reduced Availability Period.

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

          (2) a new definition of "Combined Availability" is hereby inserted in
     Section 1.1 (Defined Terms) immediately prior to the definition of "Commitment" to read as follows:

               "Combined Availability" means, at any date, the sum of (i) Available Credit at such date plus (ii) Receivables Availability at such date plus (iii) the amount of all cash and Cash Equivalents deposited in the account of the Borrower, No. 1370855, at Mellon Bank, N.A. or at any other investment accounts summarized in writing to the Administrative Agent either prior to December 8, 2000 or as updated in writing thereafter.

          (3) the definition of "EBITDA" in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization of intangibles or financing or acquisition costs, (v) all other non-cash charges and non-cash losses for such period, including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants and (vi) the excess, if any, of pension expenses over actual cash contributions to pension plans (in accordance with Statement of Financial Accounting Standards No. 87 (Employers' Accounting for Pensions) of the Financial Accounting Standards Board) minus (c) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (iv) any other non-cash gains which have been added in determining Consolidated Net Income,
          (v) cash payments in respect of employee or retiree benefits (but only to the extent not reflected in Consolidated Net Income in accordance with Statement of Financial Accounting Standards No. 106 (Employer's Accounting for Postretirement Benefits Other than Pensions) of the Financial Accounting Standards Board) and (vi) the excess, if any, of actual cash contributions to pension plans over pension expenses (in accordance with Statement of Financial Accounting Standards No. 87 (Employers' Accounting for Pensions) of the Financial Accounting Standards Board).

          (4) new definitions of "EG Lease Agreement," "EG Line", "EG Line Financing" and "EG Line Subsidiary" are hereby inserted in this order in
     Section 1.1 (Defined Terms) of the Credit Agreement immediately prior to the definition of "Eligibility Reserves" to read as follows:

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

               "EG Lease Agreement" means the Amended and Restated Lease Agreement, dated as of December 20, 1985, between the Borrower and Wilmington Trust Company, as amended as of November 1, 2000.

               "EG Line" means the electrolytic-galvanizing line servicing the facilities of the Borrower in Ecorse, Michigan and subject to the EG Lease Agreement, or a replacement financing arrangement with the EG Line Subsidiary on terms at least as favorable to the EG Line Subsidiary on an annual cash basis as those of the EG Lease Agreement were to the Borrower.

               "EG Line Financing" has the meaning specified in Section 5.3(a) (Capital Expenditures).

               "EG Line Subsidiary" means the Subsidiary of the Borrower (a) that is wholly-owned and controlled by the Borrower, (b) the sole business of which is owning and operating the EG Line and (c) the sole assets of which are the EG Line and other assets used directly in relation to the ownership or operation thereof.

          (5) a new definition of "Gross Receivables Availability" is hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement immediately prior to the definition of "Guarantor" to read as follows:

               "Gross Receivables Availability" means, at any date, the sum of
          (a) Receivables Availability at such date, plus (b) the undrawn amount of any outstanding letters of credit issued under the Receivables Purchase Agreement at such date plus (c) the principal amount outstanding as of such date of the accounts receivables sold to the participating financial institutions pursuant to the Receivables Purchase Agreement.

          (6) the definition of "Material Subsidiary" in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "Material Subsidiary" means (a) the Guarantor, (b) NSFC and the EG Line Subsidiary (when formed) and (c) any Subsidiary of the Borrower other than (i) the Guarantor, NSFC and the EG Line Subsidiary (when formed), (ii) any Subsidiary of the Borrower listed on Schedule
          1.1 (Non-Material Subsidiaries) as long as the book value of the total assets of such Subsidiary does not exceed the figure set forth opposite such subsidiary on Schedule 1.1 by more than ten million Dollars ($10,000,000) and (iii) any Subsidiary of the Borrower that has total assets with a book value not in excess of ten million Dollars ($10,000,000).

          (7) a new definition of "Reduced Availability Period" is hereby inserted in Section 1.1 (Defined Terms) of the Credit Agreement immediately prior to the definition of "Refinancing" to read as follows:

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

               "Reduced Availability Period" means any period for which (a) at the end of the last preceding Quarter, the Borrower did not maintain the Leverage Ratio required by Section 5.1(a) (Leverage Ratio) for such Quarter and (b) during such period, the Combined Availability does not exceed seventy-five million Dollars ($75,000,000) for four
          (4) or more consecutive Business Days. For the avoidance of doubt, it is understood and agreed that two Business Days shall be considered to be consecutive if one immediately follows the other or if such Business Days are separated solely by days that are not Business Days.

          (b) Amendment to Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans and Letters of Credit).
     Article III of the Credit Agreement is hereby amended as follows:

          (1) A new clause (f) is hereby inserted immediately after clause (e) in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) of the Credit Agreement (and accordingly the word "and" at the end of clause
     (d) thereof is hereby deleted and the period at the end of clause (e) thereof is hereby replaced by the expression "; and") to read in its entirety as follows:

               (f) Reduced Availability Period. The date of the making of such Loan or issuance shall not occur during a Reduced Availability Period.

          (c) Amendments to Article IV (Representations and Warranties). Article IV of the Credit Agreement is hereby amended as follows:

          (1) Section 4.3(a) (Accuracy of Financial Statements) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               (a) Accuracy of Financial Statements. The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1999 (the "Balance Sheet Date") and December 31, 1998, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Years then ended, certified by Ernst & Young, LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine (9) months then ended, certified by a Responsible Officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at September 30, 2000, and said statements of income, retained earnings and cash flows for the nine
          (9) months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

          (2) Section 4.8 (Ownership of the Material Subsidiaries) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               Section 4.8. Ownership of the Material Subsidiaries. Set forth on
          Schedule 4.8 (Material Subsidiaries) is a true, complete and accurate list showing all Material Subsidiaries of the Borrower and, as to each such Material Subsidiary (if formed), the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and any other Stock and Stock Equivalents of such Material Subsidiary. All of the outstanding Stock of each Material Subsidiary of the Borrower (other than that of the EG Line Subsidiary if not formed) has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Material Subsidiary of the Borrower free and clear of all Liens and Encumbrances (other than the Lien in favor of the Secured Parties created pursuant to the Security Agreement and the Pledge Agreement). Neither the Borrower nor any such Material Subsidiary is a party to, or has knowledge of, any Contractual Obligation restricting the transfer or hypothecation of any Stock or Stock Equivalent of any such Material Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Securities of any Person other than such Subsidiaries and Investments permitted by Section 8.8 (Investments in Other Persons). There are no Material Subsidiaries other than the Guarantor, NSFC and, when formed, the EG Line Subsidiary.

          (3) a new Section 4.24 (Reduced Availability Period) is hereby added to the Credit Agreement to read in its entirety as follows:

               Section 4.24. Reduced Availability Period. After November 1, 2000, no date for the making of a Loan or the issuance of a Letter of Credit occurs during a Reduced Availability Period.

          (d) Amendments to Article V (Financial Covenants). Article V of the Credit Agreement is hereby amended as follows:

          (1) Section 5.1 (Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               Section 5.1 Leverage Ratio. (a) The Borrower will maintain either
          (i) at the end of each Quarter during the years set forth below, a Leverage Ratio, in each case determined (x) in respect of Financial Covenant Debt of the Borrower, on the last day of such Quarter and (y) in respect of EBITDA of the Borrower, on the basis of the four Quarters ending on the last day of such Quarter, not in excess of the ratio set forth below for such Quarter:

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

               For the
               Quarter Ending on                       Maximum Ratio
               -----------------                       -------------

               December 31, 1999                        4.50 to 1

               March 31, 2000                           4.50 to 1

               June 30, 2000                            4.50 to 1

               September 30, 2000                       4.50 to 1

               December 31, 2000                        4.25 to 1

               March 31, 2001                           4.25 to 1

               June 30, 2001                            4.25 to 1

               September 30, 2001                       4.25 to 1

               December 31, 2001                        4.00 to 1
         ; or

               (ii) for each Business Day of each Quarter for which, at the end of the immediately preceding Quarter, the Borrower did not maintain the Leverage Ratio required under clause (i) above, a Combined Availability in excess of fifty million Dollars ($50,000,000).

               (b) The Borrower will maintain, at the end of each Quarter during the years set forth below, a Leverage Ratio, in each case determined
          (x) in respect of Financial Covenant Debt of the Borrower, on the last day of such Quarter and (y) in respect of EBITDA of the Borrower, on the basis of the four Quarters ending on the last day of such Quarter, not in excess of the ratio set forth below for such Quarter:

               For the
               Quarter Ending on                       Maximum Ratio
               -----------------                       -------------

               March 31, 2002                           4.00 to 1

               June 30, 2002                            4.00 to 1

               September 30, 2002                       4.00 to 1

               December 31, 2002                        4.00 to 1

               March 31, 2003                           4.00 to 1

               June 30, 2003                            4.00 to 1

               September 30, 2003                       4.00 to 1

               December 31, 2003                        4.00 to 1

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

               March 31, 2004                           4.00 to 1

               June 30, 2004                            4.00 to 1

               September 30, 2004                       4.00 to 1

          (2) Section 5.2 (Minimum Interest Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               Section 5.2 Minimum Interest Coverage Ratio. The Borrower will maintain at the end of each Quarter during the Years set forth below a minimum Interest Coverage Ratio, in each case determined on the basis of the four Quarters ending on the date of determination, not less than the ratio set forth below for such Quarter:

                                                             Minimum Interest
               For the Quarter Ending on                      Coverage Ratio
               -------------------------                      --------------

               December 31, 2000                                 0.50 to 1

               March 31, 2001                                    0.01 to 1

               June 30, 2001                                     0.05 to 1

               September 30, 2001                                0.60 to 1

               December 31, 2001                                 1.25 to 1

               March 31, 2002                                    2.35 to 1

               June 30, 2002                                     2.35 to 1

               September 30, 2002                                2.35 to 1

               December 31, 2002                                 2.45 to 1

               March 31, 2003                                    2.45 to 1

               June 30, 2003                                     2.45 to 1

               September 30, 2003                                2.55 to 1

               December 31, 2003                                 2.55 to 1

               March 31, 2004                                    2.55 to 1

               June 30, 2004                                     2.55 to 1

               September 30, 2004                                2.55 to 1

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

          (3) Section 5.3 (Capital Expenditures) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               Section 5.3 Capital Expenditures. The Borrower will not permit any Capital Expenditures to be made during each of the periods set forth below, to be in excess of the maximum amount set forth below:

                                                             Maximum Amount of
               Period                                       Capital Expenditures
               ------                                       --------------------

               Five Succeeding Fiscal Quarters                  $ 175,000,000
               ending December 31, 2001

               Year Beginning on January 1, 2002                $ 115,000,000

               Year Beginning on January 1, 2003                $ 135,000,000

               Year Beginning on January 1, 2004                $ 125,000,000


         ; provided, however, that,

               (a) Capital Expenditures attributable to the purchase by the Borrower or the Guarantor of property being, at the time of such purchase, leased to the Borrower or the Guarantor under an operating lease shall be excluded from all of the foregoing limitations if the consideration for such purchase is not more than the Fair Market Value of such property and the aggregate consideration for all such purchases does not exceed one hundred million Dollars ($100,000,000); provided, further, that Capital Expenditures attributable to the EG Line financing arrangement in an aggregate amount not to exceed forty-three million Dollars ($43,000,000) shall be excluded from all of the foregoing limitations, as long as such Capital Expenditures shall be financed through the EG Lease Agreement or a replacement financing arrangement with the EG Line Subsidiary in an aggregate amount not to exceed forty-three million Dollars ($43,000,000) (collectively, the "EG Line Financing") on terms at least as favorable to the EG Line Subsidiary on an annual cash basis as those of the EG Lease Agreement were to the Borrower, and shall comply with the terms of the Indenture;

               (b) to the extent that actual Capital Expenditures for any Year shall be less than the maximum amount set forth in the chart above for such Year, the difference between such stated maximum amount and such actual Capital Expenditures up to seventy-five percent (75%) such stated maximum amount shall increase the maximum permissible Capital Expenditures that would have otherwise been authorized hereunder in the next succeeding Year (and in such succeeding Year, the Capital Expenditures actually made shall be applied first to reduce the carryover permitted by this proviso); and

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

               (c) commencing in the Year 2002, the amount of maximum permissible Capital Expenditures in any Year as set forth in the chart above shall be increased by an amount equal to the difference between
          (i) two-thirds (2/3rd) of the excess, if any, of (A) the sum of the EBITDA of the Borrower in all previous Years commencing in the Year 2000 (as calculated from the audited Financial Statements for such previous Years) over (B) the sum of the EBITDA of the Borrower reflected in the Projections delivered to the Lenders on September 30, 1999 (without considering any updates thereto) for all such previous Years and (ii) the aggregate of all Capital Expenditures made pursuant to this proviso.

          (4) A new Section 5.4 (Borrowing Base) is added to the Credit Agreement immediately after Section 5.3 (Capital Expenditures) thereof to read in its entirety as follows:

     Section 5.4 Borrowing Base. The Borrower shall at all times maintain a Borrowing Base in excess of two hundred and fifty million Dollars
($250,000,000).

     (e) Amendment to Article VI (Reporting Covenants). Article VI of the Credit Agreement is hereby amended as follows:

          (1) A new clause (a) is inserted in Section 6.1(Financial Statements) of the Credit Agreement immediately prior to the existing clause (a) to read in its entirety as follows (and such existing clause (a) and the following clauses in such Section 6.1 are hereby renumbered accordingly clauses (b), (c) and the following, and references to such clauses individually (but not to the entire Section 6.1) in the Loan Documents are hereby modified accordingly to refer to such clauses as so renumbered):

               (a) Monthly Reports. As soon as available and in any event within thirty (30) days after the end of each fiscal month in each Year (other than any fiscal month ending on the last day of any Quarter), consolidated and consolidating unaudited balance sheets of the Borrower and its Subsidiaries as of the close of such month and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such month and that portion of the current Year ending as of the close of such month, in each case prepared in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end audit adjustments) together with (i) a statement by a Responsible Officer of the Borrower that such financial information presents fairly in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end adjustments) the financial position, results of operations and statements of cash flow of the Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such month and for the period then ended and (ii) a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

               (f) Amendments to Article VII (Affirmative Covenants). Article VII of the Credit Agreement is hereby amended as follows:

                    (1) clause (b) (Sharp Decreases in Borrowing Base or Other
               Liquidity) of Section 7.13 (Borrowing Base Determination) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                         (b) Sharp Decreases in Borrowing Base or Other
                    Liquidity. The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower or any of its Material Subsidiaries receives or otherwise gains knowledge that (i) the Borrowing Base is less than ninety (90%) of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 6.1(e) (Borrowing Base Certificate), (ii) a Borrowing Base Deficiency exists as a result of a decrease in the Borrowing Base (in which case such notice shall include the amount of such deficiency) or
                    (iii) there has been a decrease of more than fifteen percent (15%) in the Gross Receivables Availability from the amount last reported to the Administrative Agent by the Borrower.

                    (2) a new Section 7.16 (EG Line Subsidiary) is hereby
               inserted in the Credit Agreement immediately after Section 7.15 (Accounting Changes; Year) to read in its entirety as follows:

                         Section 7.16. EG Line Subsidiary. The Borrower shall
                    cause the EG Line Subsidiary to at all times (a) conduct no business other than owning and operating the EG Line (and other business directly related thereto) and (b) own or lease no assets other than the EG Line and other assets directly used in relation to the ownership or operation thereof.

               (g) Amendments to Article VIII (Negative Covenants). Article VIII of the Credit Agreement is hereby amended as follows:

                    (1) clause (b) of Section 8.1 (Liens) of the Credit
               Agreement is hereby amended and restated in its entirety to read as follows:

                         (b) Liens securing Indebtedness permitted under Section
                    8.2(g) and Liens on the EG Line securing Indebtedness in respect of the EG Line Financing in an amount not to exceed forty-three million Dollars ($43,000,000) in the aggregate;

          (2) Section 8.2(e) is hereby amended by deleting in its entirety the reference to "Schedule 4.22" replacing such reference by a reference to "Schedule 4.21."

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

          (3) Section 8.3 (Guaranty Obligations) is hereby amended and restated in its entirety to read as follows:

               Section 8.3 Guaranty Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, incur, assume, endorse, be or become liable for, guaranty (whether directly or indirectly) or permit or suffer to exist, any Guaranty Obligation, except for (a) Guaranty Obligations evidenced by a Loan Document, (b) Guaranty Obligations incurred by the Borrower or the Guarantor in respect of Indebtedness of the Borrower or the Guarantor permitted by Section 8.2 (Indebtedness) and (c) Guaranty Obligations incurred by the Borrower to guaranty the obligations of the EG Line Subsidiary under the EG Line Financing.

          (4) Section 8.5 (Restricted Payments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               Section 8.5. Restricted Payments. The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that any Material Subsidiary may make Restricted Payments to the Borrower or the Guarantor; provided, further, that, the Borrower and its Material Subsidiaries may make any Restricted Payment permitted under Section 4.06 (Limitation on Restricted Payments) of the Indenture so long as (a) the amount of all such Restricted Payments does not exceed fifty million Dollars ($50,000,000) in the aggregate, (b) such Restricted Payment is not made during a Cash Dominion Period and (c) after giving effect to any such Restricted Payment, the Combined Availability is greater than seventy-five million Dollars ($75,000,000); and, provided, further, that, notwithstanding the foregoing, the Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment if the Borrower is not in compliance with the financial covenants that were set forth in this Agreement as in effect immediately prior to the effectiveness of Amendment No. 3 to this Agreement, such compliance being determined solely by using the amounts set forth in the latest Compliance Certificate furnished to the Administrative Agent pursuant to Section 6.1(a) (Quarterly Financial Statements and Compliance Certificates).

          (5) Section 8.6 (Restriction on Fundamental Changes) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               Section 8.6 Restriction on Fundamental Changes. The Borrower will not, and will not permit any of its Material Subsidiaries to, (i) merge with any Person other than a wholly-owned Material Subsidiary of the Borrower, provided, however, that neither the Guarantor nor the EG Line Subsidiary shall merge with any other Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person; provided, however, that the Borrower shall

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

          be authorized to consummate any transaction described in clauses (i) through (iv) and the Guarantor shall be authorized to consummate any transaction described in clauses (ii) through (iv), in each case to the extent the Stock, Stock Equivalents and assets that are acquired do not have in the aggregate a Fair Market Value of more than fifty million Dollars ($50,000,000) per Year and, in the case of any transaction described in clause (i) involving the Borrower, the surviving corporation is the Borrower.

          (6) clause (c) of Section 8.8 (Investments in Other Persons) of the Credit Agreement is hereby amended and restated its entirety to read as follows:

               (c) Investments in Subsidiaries existing as of the Closing Date, any Investment in the Guarantor, Investments resulting from any transaction permitted under Section 8.6 (Restriction on Fundamental Changes) and Investments in the EG Line Subsidiary consisting of the EG Line and other assets in an aggregate amount not to exceed one million Dollars ($1,000,000);

          (7) Section 8.17 (Material Subsidiaries) of the Credit Agreement is hereby amended and restated its entirety to read as follows:

               Section 8.17. Material Subsidiaries. The Borrower will not have any Subsidiary other than the Guarantor, NSFC and the EG Line Subsidiary (when formed) that is a Material Subsidiary. The Borrower will not permit the sum of (a) the aggregate of the amounts by which the book value of the total assets of each Subsidiary listed in
          Section 1.1 (Non-Material Subsidiaries) exceeds the amount set forth opposite such Subsidiary in such Schedule plus (b) the aggregate book value of all assets of all Subsidiaries of the Borrower (other than the Guarantor, NSFC, the EG Line Subsidiary and such Subsidiaries listed on Schedule 1.1) to exceed ten million Dollars ($10,000,000).

               (h) Amendment to Schedules.

                    (1) Schedule III (Applicable Margins and Fees) of the Credit
               Agreement is hereby replaced in its entirety by Exhibit A hereto.

                    (2) Schedule 4.8 (Material Subsidiaries) of the Credit
               Agreement is hereby replaced in its entirety by Exhibit B hereto.

     Section 2. Material Adverse Change.

     (a) Copies of the consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine (9) months then ended, certified by a Responsible Officer of the Borrower (the "September 2000 Financial Statements"), have been furnished to each Lender.

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

     (b) The Borrower hereby represents and warrants that such September 2000 Financial Statements fairly present, subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

     (c) The Lenders acknowledge and agree, based solely on the information set forth in such September 2000 Financial Statements, that they do not believe any such information is enough in itself and without any further developments to constitute a Material Adverse Change under the Credit Agreement.

     Section 3. Conditions of Effectiveness. This Amendment No. 3 shall become effective when, and only when, the Administrative Agent shall have received:

     (a) copies of this Amendment duly executed by the Borrower and Lenders constituting Super Majority Lenders;

     (b) a favorable opinion of Yukevich, Marchetti, Liekar & Zangrilli, P.C., counsel to the Loan Parties;

     (c) the consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine (9) months then ended, certified by a Responsible Officer of the Borrower;

     (d) for the account of each Lender having executed this Amendment No. 3 and for which the Administrative Agent shall have received by 5:00 P.M. (New York City time) on December 8, 2000 an executed signature page, an amendment fee in the amount of ?th of a percent of such Lender's Commitment (whether or not utilized); and

     (e) payment for all costs, expenses and fees due and owing under any Loan Document.

     Section 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Lender that this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. After giving effect to this Amendment No. 3, each of the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement is true and correct on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

     Section 5. Reference to the Effect on the Loan Documents.

     (a) Upon the effectiveness of this Amendment No. 3, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof,"

                                             Amendment No. 3 to Credit Agreement
                                                      National Steel Corporation
                                                              Citicorp USA, Inc.

"herein," or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 6. Guarantor Consent. The Guarantor hereby consents to, and agrees to be bound by, the terms of the Credit Agreement as amended hereby.

     Section 7. Execution in Counterparts. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 8. Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the law of the State of New York.

     Section 9. Headings. Section headings in this Amendment No. 3 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 3 for any other purpose.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first above written.



                                       NATIONAL STEEL CORPORATION


                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       CITICORP USA, INC.,
                                           as Administrative Agent


                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       THE FUJI BANK, LIMITED,
                                           as Syndication Agent


                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       CITIBANK, N.A.,
                                           as Issuer


                                       By:
                                          ------------------------------
                                           Name:
                                           Title:



            [SIGNATURE PAGE FOR AMENDMENT 3 TO THE CREDIT AGREEMENT]

                                       Lenders:


                                       BANK OF AMERICA, N.A.



                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       CITICORP USA, INC.



                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       COMERICA BANK



                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       LASALLE BUSINESS CREDIT, INC.



                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


            [SIGNATURE PAGE FOR AMENDMENT 3 TO THE CREDIT AGREEMENT]

                                       MELLON BANK, N.A.



                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       NATIONAL CITY COMMERCIAL
                                           FINANCE, INC.



                                       By:
                                          ------------------------------
                                           Name:
                                           Title:


                                       THE FUJI BANK, LIMITED



                                       By:
                                          ------------------------------
                                           Name:
                                           Title:




            [SIGNATURE PAGE FOR AMENDMENT 3 TO THE CREDIT AGREEMENT]

Consented to, Acknowledged and Agreed as of December 8, 2000


NATIONAL STEEL PELLET COMPANY,
     as Guarantor


By:
   ------------------------------
     Name:
     Title:




            [SIGNATURE PAGE FOR AMENDMENT 3 TO THE CREDIT AGREEMENT]